Exhibit 10.1

SETTLEMENT AGREEMENT AND

MUTUAL GENERAL RELEASE AGREEMENT

This Settlement and Mutual General Release Agreement (the “Agreement”) is made and entered into this 19th day of December (the “Effective Date”), by and between Plaintiff / Counterclaim Defendant Venture Catalyst, Inc. (“VCAT”), and Counterclaim Defendants Greg Shay (“Shay”), Kevin McIntosh (“McIntosh”), and Javier Saenz (“Saenz”) on the one side, and Defendant / Counterclaim Plaintiff Jeff Cohn and TRMP, LLC, Defendants Mindset LLC, and Cohn Technologies, Inc., and related third parties, Kimberly Cohn, Garden Light LLP and United States Liability Insurance Group on the other. VCAT, Shay, McIntosh, and Saenz shall be referenced collectively as the “VCAT Parties”. Jeff Cohn, Kimberly Cohn, TRMP, LLC, Mindset, LLC, Cohn Technologies, Inc., Garden Light LLP and United States Liability Insurance Group shall be referenced collectively as the “TRMP Parties.” The VCAT Parties and the TRMP Parties shall be referenced individually as a “Party.”

RECITALS

WHEREAS, a dispute exists between the Parties that resulted in the commencement of an action entitled Venture Catalyst Inc. v. TRMP LLC, Cohn Technologies, Inc., Jeff Cohn, Mindset LLC, and Does 1-10 v. Venture Catalyst Inc, Greg Shay, Javier Saenz and Kevin McIntosh, United States District Court, Southern District of California, Case No. 05-CV-0063 W (AJB), originally filed January 13, 2005 (the “Action”).

WHEREAS, the VCAT Parties, on the one hand, and the TRMP Parties, on the other, desire to fully and finally compromise, settle and discharge any and all actual or potential claims and controversies between them in the Action, regardless of whether such actual or potential claims are known or unknown.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants, representations, waivers and releases contained herein, it is hereby agreed by and between the Parties hereto as follows:

1.	Stipulated Injunction

TRMP, LLC, Cohn Technology, Inc., Mindset, LLC, Jeffrey Cohn and Kimberly Cohn, consent to the Stipulated Injunction attached hereto as Exhibit A and agree to be bound to its terms.

2.	Settlement Funds

The TRMP Parties shall pay to VCAT the sum of Three Hundred Thousand dollars, ($300,000) by wire transfer or certified bank check no later than December 23, 2005 (the “Settlement Funds”). VCAT’s receipt of the Settlement Funds is a precondition to the effectiveness of the releases described herein. The wire transferred funds are to be directed to VCAT’s account pursuant to the following instructions:

Receiving Bank:	Comerica Bank-California
600 “B” Street
San Diego, California, 92101

ABA Transit No.:	121137522
Account Name:	Venture Catalyst Incorporated

3.	Dismissal With Prejudice

Within five (5) business days of VCAT’s receipt of the Settlement Funds, and the signed Declaration of Jeff Cohn attached hereto as Exhibit B, counsel for VCAT shall cause the Stipulated Injunction and Dismissal with Prejudice attached hereto as Exhibit A to be lodged with the Court for signature.

4.	Covenant Not to Sue on VCAT Patents

VCAT agrees until September 1, 2007 not to sue the TRMP Parties for patent infringement on any VCAT currently pending patent application. VCAT’s currently pending patent applications include the following identified by serial number: 10/406,578; 10/406,561; 10/699,631; 10/877,810 25JE2004; 11/045,592 27JA2005; 11/045,593 27JA2005. In the event that VCAT alleges patent infringement against any of the TRMP Parties, VCAT shall provide a sixty (60) day notice to cure (the “Cure Period”) to the TRMP Parties, during which VCAT shall refrain from filing any patent infringement lawsuit against the TRMP Parties and during which, and for an additional fifteen (15) days, the TRMP Parties shall refrain from filing any action or lawsuit against VCAT (“TRMP’s 75 Day Stand Down”). The notice to cure shall include a reasonable description of the claimed infringement, sufficient to place TRMP on notice of VCAT’s claim. During the Cure Period, the TRMP Parties shall propose a plan to VCAT to cure any potential patent infringement. During the Cure Period, the TRMP Parties agree not to market any product accused of patent infringement. The statute of limitations for any patent infringement claim VCAT may have against the TRMP Parties shall be tolled from the date of patent issuance through the end of the Cure Period.

5.	Jurisdiction and Venue

The Parties hereby consent to the personal jurisdiction and venue in the United States District Court for the Southern District of California for any future action arising from or related to this Agreement, and for the interpretation and enforcement of the Stipulated Injunction.

6.	The TRMP Parties’ Release of the VCAT Parties

The TRMP Parties (and each of them) hereby release, acquit and discharge the VCAT Parties (and each of them) and their officers, directors, agents, principals, members, servants, shareholders, employees, successors, predecessors, assigns, heirs, executors, administrators, representatives, parents, subsidiaries, affiliates, attorneys and insurers of and from any and all actual or potential liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, at law in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (collectively, the “TRMP Parties’ Actual or Potential Claims”), including without limitation the TRMP Parties’ Actual or Potential Claims arising out of or in any way related to the Action and the underlying facts and circumstances asserted therein; provided, however, that nothing in this paragraph shall release any claims, or waive any right to enforce this Agreement or any of the terms hereof. The release herein is not a waiver or release of obligations of present and/or former TRMP employees under any employment or non-disclosure or confidentiality agreement with TRMP, except that TRMP does release and waive any and all claims against such former TRMP employees that were, or could have been, brought or alleged in TRMP’s Third Amended Counterclaim and Cross Claim in the Action, including any alleged improper disclosure related to Forecast, any alleged interference or inducement to breach any such agreement, and any past alleged disclosures by former TRMP employees to VCAT.

7.	VCAT’s Release of the TRMP Parties

Subject to, and effective only upon the payment of the Settlement Funds identified in Paragraph 2, VCAT’s receipt of the signed declaration of Jeff Cohn attached hereto as Exhibit B, and the Court’s entry of the Order re: Stipulated Injunction and Dismissal with Prejudice attached hereto as Exhibit A, VCAT hereby releases, acquits and discharges the TRMP Parties (and each of them) and their respective officers, directors, principals, members, agents, servants, shareholders, employees, successors, predecessors, assigns, heirs, executors, administrators, representatives, parents, subsidiaries, affiliates, attorneys and insurers of and from any and all actual or potential liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, at law in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (collectively, “VCAT’s Actual or Potential Claims”), including without limitation VCAT’s Actual or Potential Claims arising out of, or in any way related to, the Action and the underlying facts and circumstances asserted therein; provided, however, that nothing in this paragraph shall release any claims, or waive any right to enforce this Agreement or any of the terms hereof. (Collectively, the TRMP Parties’ Actual or Potential Claims and VCAT’s Actual or Potential Claims shall be referenced as the “Claims”).

8.	Civil Code § 1542 Waiver

It is understood by the Parties that the facts may turn out to be other than, or different from, the facts now believed by the Parties to be true. Each Party expressly assumes the risk of the facts turning out to be different than he, she or it believes them to be, and each Party agrees that the Agreement shall in all respects be effective and not subject to termination or rescission because of any such mistaken belief.

The Parties (and each of them) represent, warrant and agree that he, she or it has been fully advised by his, her or its respective attorneys regarding the contents of section 1542 of the Civil Code of the State of California. Section 1542 reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially effected his settlement with the debtor.”

Other than as expressed herein, the Parties expressly waive and relinquish all rights and benefits under that section and any similar law or common law principle of similar effect of any state or territory of the United States with respect to the Claims released hereby.

9.	Disclosure of Financial Settlement Consideration

There is no confidentiality concerning this Agreement or the terms hereof. However, the parties agree to jointly refrain from including the monetary amount of the settlement in their respective press releases concerning the resolution of this litigation, if any. The parties acknowledge and agree, however, that VCAT will include the monetary amount of the settlement in any documents reasonably necessary or required to comply with its public company reporting requirements.

10.	Interpretation of Agreement

The Parties acknowledge that each of the Parties have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by the Parties. The Parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

11.	Reliance on Own Judgment

Each of the Parties hereto relies wholly upon their own judgment, belief and knowledge as to the nature, extent and duration of the issues, claims, defenses, rights and obligations, and causes of action in the Action, and each has not been influenced to any extent whatsoever in making this Agreement by any representations or statements concerning the Action or regarding any other matters made by persons, firms, or corporations who are hereby released, or by any person or persons representing them, except as otherwise provided for in this Agreement.

12.	Legal Representation

Each Party acknowledges, agrees and represents that he, she or it: (a) has been represented in negotiations for, and preparation of, this Agreement by counsel of that Party’s choosing; (b) has read the Agreement and has had it fully explained by his or its counsel; (c) is fully aware of the contents and legal effect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same of his, her or its own free will.

13.	Successors and Assigns

This Agreement shall bind the heirs, personal representatives, successors and assigns of each Party, and inure to the benefit of each Party, its agents, directors, officers, employees, attorneys, successors and assigns.

14.	No Admission of Liability

The Parties hereby acknowledge and agree that neither the execution of this Agreement nor the performance of any act pursuant to the Agreement constitutes an admission of liability, express or implied, on the part of any party with respect to any fact or matter which may have been arisen in connection with the Action. This Agreement is entered into for the sole purpose of amicably resolving the disputes that have arisen between the Parties without further expenditure of attorneys’ fees or other resources.

15.	Entire Agreement

The Agreement contains the entire agreement between the Parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into and superseded by this Agreement. No claimed additions to or modifications or amendments of this Agreement, nor any claimed waiver of any of its terms or conditions, shall be effective unless in writing and signed by the Party against whom the same may be asserted.

16.	Partial Invalidity

If any term of Agreement or the application of any term of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all of its applications, not held invalid, void or unenforceable, shall continue in full force and effect and shall not be affected, impaired or invalidated in any way.

17.	Effectuating Intent of Agreement

Each Party shall promptly take whatever reasonable other and further steps may be necessary to effectuate the intent of this Agreement.

18.	Past Attorneys Fees and Costs

Each Party to this Agreement will bear their or its own costs, expenses, and attorneys’ fees incurred in, or arising out of, or in any way related to the released matters herein, up and through the effective date of this Agreement.

19.	Governing Law/Venue

This Agreement shall be deemed to have been entered into, and shall be construed and enforced, in accordance with the laws of the State of California as applied to contracts made and to be performed entirely in California. Venue for the enforcement or interpretation of this Agreement, and the Stipulated Injunction attached hereto as Exhibit A, shall be San Diego, California, in the United States District Court for the Southern District of California and the parties to this Agreement hereby consent to such court’s personal jurisdiction.

20.	Interpretation

Whenever the text hereof requires, the use of the singular noun shall include the appropriate plural noun and vice-versa.

21.	Notices

Any statements, communications or notices to be provided pursuant to this Agreement shall be sent in writing via facsimile, with a confirming copy sent by first class mail, to the attention of the persons indicated below, until such time as notice of any change of person to be notified or change of address is forwarded in writing to all Parties. Notice shall be deemed properly delivered, given and received as of the date of proof of transmission of said facsimile to telecopier number set forth beneath the name of such party below:

(a)	If to the VCAT Parties:

Care of Cooley Godward LLP

Attention:    Anthony M. Stiegler, Esq.

4401 Eastgate Mall

San Diego, California 92121

Telephone: (858) 550-6035

Facsimile: (858) 550-6420

(b)	If to the TRMP Parties:

Care of Larson & Stevens

Attn: Zach Larson, Esquire

425 S. 6th Street

Las Vegas, NV 89101

Telephone: 702-382-1170

Facsimile: 702-382-1169

22.	Multiple Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have duly authorized and caused this Agreement to be executed as of the Effective Date set forth above.

ACCEPTED AND AGREED BY:

PLAINTIFF / COUNTERCLAIM DEFENDANT:

/s/ GREG SHAY	DATE: December 20, 2005
Greg Shay
Chief Executive Officer, Venture Catalyst Inc.
On behalf of Venture Catalyst Inc.

COUNTERCLAIM DEFENDANTS:

/s/ GREG SHAY	DATE: December 20, 2005
Greg Shay
On behalf of himself

/s/ KEVIN MCINTOSH	DATE: December 20, 2005
Kevin McIntosh
On behalf of himself

/s/ JAVIER SAENZ	DATE: December 23, 2005
Javier Saenz
On behalf of himself

DEFENDANTS / COUNTERCLAIMANTS:

/s/ JEFFREY E. COHN	DATE: December 23, 2005
Jeff Cohn
On behalf of himself as an individual

/s/ JEFFREY E. COHN	DATE: December 23, 2005
Jeff Cohn
On behalf of TRMP, LLC

DEFENDANTS

/s/ JEFFREY E. COHN	DATE: December 23, 2005
Jeff Cohn
On behalf of Cohn Technologies, Inc.
dissolved December, 2004,
by former President Jeff Cohn

/s/ JEFFREY E. COHN	DATE: December 23, 2005
Jeff Cohn
On behalf of Mindset, LLC
pursuant to the express authorization
of Mindset, LLC’s Manager, the Bosque
Corporation

RELATED PARTIES

/s/ KIMBERLY COHN	DATE: December 23, 2005
Kimberly Cohn
On behalf of herself

APPROVED AS TO FORM BY:

COOLEY GODWARD LLP

/s/ A.M. STIEGLER
Anthony M. Stiegler, Esq.

Counsel for

Venture Catalyst, Incorporated, Greg Shay, Kevin McIntosh,

and Javier Saenz

MARSHALL, DENNEHEY, WARNER,
COLEMAN & GOGGIN

JOHN H. OSORIO THEODORE J. KOBUS III

/s/ JOHN H. OSORIO
John H. Osorio, Esq.

1845 Walnut

Philadelphia, PA 19103

MURCHISON & CUMMING, LLP

KENNETH H. MORENO

750 B Street #2550

San Diego, CA 92101

Attorneys for Defendants TRMP, LLC;

COHN TECHNOLOGIES, INC., Mindset LLC and JEFF COHN

EXHIBIT A

COOLEY GODWARD LLP

ANTHONY M. STIEGLER (126414)

AARON F. OLSEN (224947)

BENJAMIN F. CHAPMAN (234436)

4401 Eastgate Mall

San Diego, CA 92121

Telephone:	(858) 550-6035
Facsimile:	(858) 550-6420

Attorneys for Plaintiff and Counterclaim Defendant

VENTURE CATALYST INCORPORATED and

Counterclaim Defendants GREG SHAY,

JAVIER SAENZ and KEVIN McINTOSH

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

VENTURE CATALYST INCORPORATED, a Utah corporation,

Plaintiff,

v.

TRMP LLC, a Nevada corporation, COHN TECHNOLOGIES, INC., a Nevada corporation,

JEFF COHN, an individual, MINDSET LLC, a Nevada corporation, and DOES 1-10,

Defendants.

TRMP LLC, a Nevada corporation, JEFF COHN, an individual,

Counterclaim Plaintiffs,

v.

VENTURE CATALYST INC., a Utah Corporation, GREG SHAY, an individual, JAVIER SAENZ, an individual, KEVIN McINTOSH, an individual,

Counterclaim Defendants.

Case No. 05-CV-0063 W (AJB) [PROPOSED] STIPULATED INJUNCTION AND DISMISSAL WITH PREJUDICE, SUBJECT TO COURT’S RETENTION OF JURISDICTION RE: INJUNCTION

Plaintiff / Counterclaim Defendant Venture Catalyst Inc. and Counterclaim Defendants Greg Shay, Javier Saenz, and Kevin McIntosh, and Defendants / Counterclaim Plaintiffs TRMP, LLC and Jeff Cohn, Defendants Cohn Technologies, Inc. and Mindset LLC, and non-party Kimberly Cohn, hereby consent to this Stipulated Injunction and further agree to the dismissal with prejudice of all claims, counterclaims and cross claims in this action in their entirety pursuant to Rule 41 of the Federal Rules of Civil Procedure, subject to the Court’s retention of jurisdiction to enforce this Stipulated Injunction.

The parties stipulate to the Court entering the following injunction by consent:

1. TRMP, LLC, Cohn Technologies, Inc., Mindset, LLC, Jeffrey Cohn and Kimberly Cohn, and all of their affiliates, partners, directors, officers, representatives, employees, agents, successors, servants, attorneys, assigns, licensees, and all those acting or attempting to act in concert or participation with them, whether alone or in combination with others, including but not limited to Garden Light, LLP, Bosque Corporation and any other entity formed by them, controlled by them, or in which they are share or stake holders, are hereby enjoined until September 1, 2007 from participating in any manner, either directly or indirectly, including by aiding, assisting or abetting, in developing, marketing, installing, selling, licensing, offering for sale or license, transferring or using for any commercial purpose any software application or functionality for the casino, gaming or Hospitality industries relating to (a) Campaign Management, (b) Player Contact or Host Management and (c) Mapping or Data Visualization, whether as individual or aggregated components, as these terms are defined below. The enjoined persons shall not be liable under this injunction for independent conduct of third parties and it shall not be a violation of this injunction to develop, market, install, sell, license, offer for sale or license, transfer or use for any commercial purpose any software product or application that does not include any of the enjoined applications or functionalities.

(a) For purposes of this Stipulated Injunction, “Campaign Management” means and includes any and all functionality, methods, processes, or tools comprising or relating to managing marketing campaigns, including but not limited to pro-forma modeling or analysis, post campaign analysis or reporting, offer redemption analysis, campaign tracking, campaign zip code / area visualization, offer creation, offer assignment, offer modeling, direct mail management, database marketing management, applications to facilitate customer list generation or development, database segmentation for the purpose of marketing, directed marketing, loyalty programs, customer profiling, techniques, methods or processes to improve or refine marketing and productivity, methods, processes or tools to create, implement or analyze direct marketing programs, campaign data visualization, direct mail management and maintenance of historically executed campaigns and customer or database segmentation as it relates to any of the functionalities described above. This definition excludes segmentation, the generation of customer lists, or grouping of data within or from a data warehouse, for non-Campaign Management purposes, and only for the purpose of generating analytic reports from a data warehouse.

(b) For purposes of this Stipulated Injunction, “Player Contact” and “Host Management” means and includes any and all functionality, method, process, or tools comprising or relating to host, casino or gaming institution management of customer or player contacts including scheduling, monitoring and interacting, the ability to track players or customers in real time, otherwise known as “player location”, “player locator” or “player contact”, retrieval of player contact history and/or redemption data, host productivity reporting, and/or customer preference management, except reports generated from underlying third party data in a data warehouse functionality.

(c) For purposes of this Stipulated Injunction, “Mapping” and “Data Visualization” mean and include any and all functionality, method, process, or tool as a stand alone application or integrated with Campaign Management, Host Management, or Player Contact functionality, comprising or relating to the visualization of game performance, customer and market data by geographic region, and/or as represented on or within a gaming institution’s premises and facilities, including but not limited to the visualization of such data by state, city, zip code, game location or other geographic boundary, or the location of customers, clients or players on a casino floor by tables, slot machine location or other criteria, but excluding reports, graphs and charts in a data warehouse functionality.

(d) For purposes of this Stipulated Injunction, the word “Hospitality”, as used herein, means hotels or motels affiliated with casino gaming.

2. The claims in this action by Venture Catalyst Inc. against TRMP LLC, Cohn Technologies, Inc., Mindset LLC, and Jeff Cohn are hereby dismissed with prejudice, subject to the Court’s retention of jurisdiction to enforce this Stipulated Injunction.

3. The claims by TRMP LLC, Mindset LLC and Jeff Cohn against Venture Catalyst Inc., Greg Shay, Javier Saenz, and Kevin McIntosh are hereby dismissed with prejudice.

IT IS SO STIPULATED and we hereby consent to the entry of this Stipulated Injunction:

Dated: December 23, 2005	/S/ Jeffrey E. Cohn
TRMP, LLC, by its Manager, Jeff Cohn

Dated: December 23, 2005	/S/ Jeffrey E. Cohn
Mindset LLC, by Jeff Cohn, as expressly authorized by Mindset LLC’s Manager, the Bosque Corporation

Dated: December 23, 2005	/S/ Jeffrey E. Cohn
Cohn Technologies, Inc.,
dissolved December, 2004,
by former President Jeff Cohn

Dated: December 23, 2005	/S/ Jeffrey E. Cohn
Jeff Cohn, an individual

Dated: December 23, 2005	/S/ Kimberly Cohn
Kimberly Cohn, an individual

Approved as to form and stipulated as to the dismissals with prejudice:

Dated: January 3, 2006	COOLEY GODWARD LLP
ANTHONY M. STIEGLER (126414)
AARON F. OLSEN (224947)
BENJAMIN F. CHAPMAN (234436)

/S/ A. M. Stiegler
Anthony M. Stiegler
Attorneys for Plaintiff and Counterclaim Defendant VENTURE CATALYST INCORPORATED and Counterclaim Defendants GREG SHAY, JAVIER SAENZ and KEVIN McINTOSH

Dated: December , 2005	MARSHALL, DENNEHEY, WARNER,
COLEMAN & GOGGIN
JOHN H. OSORIO
THEODORE J. KOBUS III

/S/ John H. Osario
John H. Osorio
Attorneys for Defendants TRMP, LLC; COHN TECHNOLOGIES, INC., Mindset LLC and JEFF COHN

IT IS SO ORDERED.

Dated 1/03/06	/S/ Thomas J. Whelan
THE HONORABLE THOMAS J. WHELAN
UNITED STATES DISTRICT JUDGE

EXHIBIT B

COOLEY GODWARD LLP

ANTHONY M. STIEGLER (126414)

AARON F. OLSEN (224947)

BENJAMIN F. CHAPMAN (234436)

4401 Eastgate Mall

San Diego, CA 92121

Telephone:	(858) 550-6035
Facsimile:	(858) 550-6420

Attorneys for Plaintiff and Counterclaim Defendant

VENTURE CATALYST INCORPORATED and

Counterclaim Defendants GREG SHAY,

JAVIER SAENZ and KEVIN McINTOSH

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

VENTURE CATALYST INCORPORATED, a Utah corporation,

Plaintiff,

v.

TRMP LLC, a Nevada corporation, COHN TECHNOLOGIES, INC., a Nevada corporation, JEFF COHN, an individual, MINDSET LLC, a Nevada corporation, and DOES 1-10,

Defendants.

TRMP LLC, a Nevada corporation, JEFF COHN, an individual,

Counterclaim Plaintiffs,

v.

VENTURE CATALYST INC., a Utah Corporation, GREG SHAY, an individual, JAVIER SAENZ, an individual, KEVIN McINTOSH, an individual,

Counterclaim Defendants.

Case No. 05-CV-0063 W (AJB) DECLARATION OF JEFF COHN PURSUANT TO SETTLEMENT AGREEMENT

I, Jeff Cohn, declare as follows:

1. I have personal knowledge of the matters stated herein and if called as a witness to testify would state the following.

2. I am the manager of TRMP, LLC.

3. I warrant and attest that all of the Defendants, including Jeff Cohn (myself), TRMP LLC, Cohn Technologies, Inc., and Mindset LLC, and all of their affiliates, partners, directors, officers, representatives, employees, agents, successors, servants, attorneys, assigns, licensees, and all those acting or attempting to act in concert or participation with them, whether alone or in combination with others, including but not limited to Garden Light, LLP, Bosque Corporation, and Kimberly Cohn, and any other entity formed by them, controlled by them, or in which they are share or stake holders, have not, up to the date this declaration is signed, installed any functionality enjoined in the Stipulated Injunction in this action and referenced in the settlement agreement for the above-referenced action, and that all of the above-named parties and entities are not contractually obligated to install any such functionality.

4. I warrant and attest that I have instructed all of the Defendants that have been in possession of VCAT’s “Work Product” under the Master Services Agreement between VCAT and TRMP to return or purge all of VCAT’s “Work Product.” The term “Defendants” in the previous sentence includes Jeff Cohn (myself), TRMP LLC, Cohn Technologies, Inc., Mindset LLC, and all of their affiliates, partners, directors, officers, representatives, employees, agents, successors, servants, attorneys, assigns, licensees, and all those acting or attempting to act in concert or participation with them, whether alone or in combination with others, including but not limited to Garden Light, LLP, Bosque Corporation, and Kimberly Cohn, and any other entity formed by them, controlled by them, or in which they are share or stake holders.

5. I warrant and attest that all of the Defendants, including Jeff Cohn (myself), TRMP LLC, Cohn Technologies, Inc., Mindset LLC, and to the best of my knowledge all of their affiliates, partners, directors, officers, representatives, employees, agents, successors, servants, attorneys, assigns, licensees, and all those acting or attempting to act in concert or participation with them, whether alone or in combination with others, including but not limited to Garden Light, LLP, Bosque Corporation, and Kimberly Cohn, and any other entity formed by them, controlled by them, or in which they are share or stake holders, have returned or purged all “Work Product” under the Master Services Agreement between VCAT and TRMP, LLC.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct, and that this declaration was executed on December 23, 2005, in Las Vegas, Nevada.

/S/ Jeffrey E. Cohn
Jeff Cohn